                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-83117) and the Registration Statement (Form S-4 No. 333-43005) of Park-Ohio Industries, Inc. for the registration of its 9.25% Senior Subordinated Notes due 2007 of our report dated February 22, 2000 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        /s/ Ernst & Young LLP



Cleveland, Ohio
March 27, 2000